UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 4, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.

Indianapolis IN 46240

(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02.	Termination of a Material Definitive Agreement

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2008, the Federal Home Loan Bank of Indianapolis (the “Bank”) announced the retirement of Brian K. Fike, Senior Vice President – Member Services, effective February 29, 2008. A copy of the press release is included as Exhibit 99.1 to this report. As Mr. Fike’s retirement is voluntary, no payment will be made under the Key Employee Severance Agreement to which Mr. Fike and the Bank are parties and such agreement will terminate effective February 29, 2008. Mr. Fike will receive all compensation and benefits otherwise due him as an employee of the Bank through his last date of employment.

Item 9.01.	Financial Statements and Exhibits

Attached as Exhibit 99.1 is the Press Release dated January 4, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2008

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

	By:	/s/ MILTON J. MILLER II
Milton J. Miller II
President and Chief Executive Officer

	By:	/s/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President – Administration,
General Counsel and Corporate Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Federal Home Loan Bank of Indianapolis, dated January 4, 2008

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